EXHIBIT 5.1

                                ROBSON & MILLER

                              COUNSELLORS AT LAW
                          230 PARK AVENUE, 31st FLOOR
                           NEW YORK, N.Y. 10169-0103
                                   TELEPHONE
                                 (212)949-1860
                              FAX: (212)949-1871


                                 June 7, 1995

Waste Technology Corp.
5400 Rio Grande Avenue
Jacksonville, Florida 32254

         Re: Waste Technology Corp.

Gentlemen:

  We have acted as counsel to Waste Technology Corp., a Delaware corporation (the "Company"), in connection with a registration statement on Form S-8 (the "Registration Statement"), to be filed with the Securities and Exchange Commission for the purpose of registering an aggregate of 373,997 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"), of the Company under the Securities Act of 1933, as amended (the "Act"), issued to the Waste Technology Corp. Employees Profit Sharing Trust in accordance with the Waste Technology Corp. Profit Sharing Plan, as amended, and the related Agreement of Trust dated July 11, 1989 (collectively the "Amended Plan").

  As counsel for the Company, we have examined and are familiar with the Certificate of Incorporation and By-Laws of the Company, and all amendments thereto. We are also familiar with the form of the Company's stock certificate and the Amended Plan pursuant to which shares of Common Stock are to be transferred to employees, as well as all corporate proceedings taken by the Company in connection with the authorization of the issuance of the Shares. Throughout such examination we have assumed the genuineness of signatures and accuracy and conformity to original documents of all copies of documents supplied to us. As to questions of fact material to the opinion expressed herein, we have, when relevant facts were not independently determinable, relied upon information furnished to us by officers and directors of the Company or their duly authorized agents or employees.

  Based upon the foregoing, it is our opinion that the Shares, which are issued, outstanding and held by the Trust in accordance with the terms of the Amended Plan, were validly issued, and are fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                  Very truly yours,

                                  /s/Robson & Miller
                                  --------------------------------
jac/me                            Robson & Miller